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                                                                   Exhibit 99.06


                                SPECIAL AMENDMENT
                                     TO THE
                        BORON, LEPORE & ASSOCIATES, INC.
                               PROFIT SHARING PLAN


                             BACKGROUND INFORMATION
                             ----------------------

A. Cardinal Health 401, Inc. (f/k/a Boron, LePore & Associates, Inc.) ("BLP") established and maintains the Boron, LePore & Associates, Inc. 401(k) Savings Plan (the "BLP Plan") for the benefit of its eligible employees and their beneficiaries.

B. The Cardinal Health, Inc. Employee Benefits Policy Committee (the "Committee") oversees the administration of the BLP Plan and is authorized to amend the BLP Plan.

C. The Committee desires to amend the BLP Plan to cease participation in the BLP Plan as of December 31, 2002 to permit the participants in the BLP Plan to commence participation in the Cardinal Health Profit Sharing, Retirement and Savings Plan (the "Cardinal Health Plan") effective January 1, 2003.

D. Section 17.01(b) of the BLP Plan permits the amendment of the BLP Plan at any time.


                            AMENDMENT OF THE BLP PLAN
                            -------------------------

1. Section IV.A. of the Adoption Agreement is amended to cease future participation in the BLP Plan as of December 31, 2002 in the form attached hereto.

2. Section V.C. of the Adoption Agreement is amended to cease Elective Deferrals in the BLP Plan as of December 31, 2002 in the form attached hereto.

3.       All other provisions of the Plan shall remain in full force and effect.


                         CARDINAL HEALTH, INC.
                         for Cardinal Health 401, Inc.
                         (f/k/a Boron, LePore & Associates, Inc.)

                         By:    /s/ Carole Watkins
                               --------------------------------------------
                               Carole Watkins, Executive VP, Human Resources

                         Date:  December 27, 2002
                               --------------------------------------------